FedEx Reports First Quarter Earnings Growth Year-Over-Year
Initiates Full-year Fiscal 2026 Earnings Outlook
Completes $500 Million Share Repurchases During Quarter
On Track to Spin Off FedEx Freight by June 2026

MEMPHIS, Tenn., September 18, 2025 ... FedEx Corp. (NYSE: FDX) today reported the following consolidated results for the first quarter ended August 31 (adjusted measures exclude the item listed below):

	Fiscal 2026		Fiscal 2025
	As Reported (GAAP)	Adjusted (non-GAAP)	As Reported (GAAP)	Adjusted (non-GAAP)
Revenue	$22.2 billion	$22.2 billion	$21.6 billion	$21.6 billion
Operating income	$1.19 billion	$1.30 billion	$1.08 billion	$1.21 billion
Operating margin	5.3%	5.8%	5.0%	5.6%
Net income	$0.82 billion	$0.91 billion	$0.79 billion	$0.89 billion
Diluted EPS	$3.46	$3.83	$3.21	$3.60

This year’s and last year’s quarterly consolidated results have been adjusted for:

Impact per diluted share	Fiscal 2026	Fiscal 2025
Business optimization costs	$0.22	$0.39
FedEx Freight spin-off costs	0.14	—
Fiscal year change costs	0.01	—

“Our earnings growth underscores the success of our strategic initiatives, as we are flexing our network and reducing our cost-to-serve, while further enhancing our value proposition and customer experience,” said Raj Subramaniam, FedEx Corp. president and chief executive officer. “Our strategic initiatives, paired with our unique operational data platform from moving 17 million packages through our network daily, position us well to serve our customers in any environment and to create long-term value for our stockholders.”

Consolidated operating results improved in the first quarter, reflecting strength in U.S. domestic package revenue and continued structural cost reduction. Results were unfavorably impacted by a non-recurring income tax expense of $16 million ($0.07 per diluted share) primarily resulting from an examination of prior year tax return filings.

Federal Express segment operating results improved during the quarter, driven by higher U.S. domestic and international priority package yields, continued cost savings from transformation initiatives, and increased U.S. domestic package volume. These factors were partially offset by higher wage and purchased
- more -

transportation rates, the impact of the evolving global trade environment on international export package demand, and the expiration of the U.S. Postal Service contract.

FedEx Freight segment operating results decreased during the quarter due to lower revenue, higher wage rates and the hiring of additional dedicated LTL sales professionals.

Share Repurchase Program

FedEx completed $0.5 billion in share repurchases via open market transactions during the quarter. Approximately 2.2 million shares were repurchased, with the decrease in outstanding shares benefiting first quarter results by $0.02 per diluted share.

Subject to market conditions, liquidity needs, and other factors, the company expects to continue repurchasing additional shares of our common stock during the remainder of fiscal 2026. As of August 31, 2025, $1.6 billion remained available for repurchases under the company's 2024 stock repurchase authorization.

Cash on-hand as of August 31, 2025, was $6.2 billion.

FedEx Freight Separation On Track

The planned spin-off of FedEx Freight into a new publicly traded company continues to advance and is expected to be achieved in a tax-efficient manner for FedEx stockholders and executed by June 2026. Once separated, FedEx Freight will be a separately traded public company, listed on the New York Stock Exchange under the ticker symbol FDXF.

In August, the company submitted our confidential Form 10 to the SEC, and, in September, submitted a request for a private letter ruling on the tax treatment of the transaction to the IRS.

2026 Rate Increases

As previously announced, effective January 5, 2026, FedEx parcel and FedEx Freight LTL shipping rates will increase by an average of 5.9%. Details related to these and additional changes to rates and surcharges are available at
fedex.com/en-us/shipping/rate-changes.html.

Outlook

FedEx is unable to forecast the fiscal 2026 mark-to-market ("MTM") retirement plans accounting adjustments. As a result, FedEx is unable to provide a fiscal 2026
- more -

earnings per share ("EPS") or effective tax rate ("ETR") outlook on a GAAP basis and is relying on the exemption provided by the Securities and Exchange Commission ("SEC"). It is reasonably possible that the fiscal 2026 MTM retirement plans accounting adjustments could have a material effect on fiscal 2026 consolidated financial results and ETR.

For fiscal 2026, FedEx is forecasting:

•A 4% to 6% revenue growth rate year over year;
•Diluted earnings per share of $14.20 to $16.00 before the MTM retirement plans accounting adjustments, and $17.20 to $19.00 after also excluding costs related to business optimization initiatives, the planned spin-off of FedEx Freight, and the planned change in the company's fiscal year end;
•An ETR of approximately 25% prior to the MTM retirement plans accounting adjustments; and
•Pension contributions of up to $400 million, compared to the prior forecast of up to $600 million.

FedEx is reaffirming its fiscal 2026 forecast of:

•Permanent cost reductions of $1 billion in transformation-related savings from structural cost reductions and the advancement of Network 2.0; and
•Capital spending of $4.5 billion, with a priority on investments in network optimization and efficiency improvement, including fleet and facility modernization and automation.

These forecasts assume the company's current economic forecast and fuel price expectations, and no additional adverse economic, geopolitical, or international trade-related developments. FedEx’s ETR and EPS forecasts are based on current law and related regulations and guidance.

“Our first quarter results demonstrate our commitment to improving stockholder returns while executing on our strategic initiatives,” said John Dietrich, FedEx Corp. executive vice president and chief financial officer. “Looking ahead, we are prepared to navigate a range of scenarios, while remaining focused on value creation and maintaining a disciplined approach to capital allocation.”

Corporate Overview

FedEx Corp. (NYSE: FDX) provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce and business services. With annual revenue of $89 billion, the company offers integrated business solutions utilizing its flexible, efficient, and intelligent global network. Consistently ranked among the world's most admired and trusted employers, FedEx inspires its more than 500,000 employees to remain focused on safety, the highest ethical and professional
- more -

standards and the needs of their customers and communities. FedEx is committed to connecting people and possibilities around the world responsibly and resourcefully, with a goal to achieve carbon-neutral operations by 2040. To learn more, please visit fedex.com/about.

Additional information and operating data are contained in the company’s annual report, Form 10-K, Form 10-Qs, Form 8-Ks and Statistical Books. These materials, as well as a webcast of the earnings release conference call to be held at 5:30 p.m. EDT on September 18, are available on the company’s website at investors.fedex.com. A replay of the conference call webcast will be posted on our website following the call.

The Investor Relations page of our website, investors.fedex.com, contains a significant amount of information about FedEx, including our SEC filings and financial and other information for investors. The information that we post on our Investor Relations website could be deemed to be material information. We encourage investors, the media and others interested in the company to visit this website from time to time, as information is updated and new information is posted.

Certain statements in this press release may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act, such as statements regarding expected cost savings, the optimization of our network through Network 2.0, the planned tax-free full separation of the FedEx Freight business into a new publicly traded company (the “FedEx Freight Spin-Off,”), future financial targets, business strategies, management’s views with respect to future events and financial performance, and the assumptions underlying such expected cost savings, targets, strategies, and statements. Forward-looking statements include those preceded by, followed by or that include the words “will,” “may,” “could,” “would,” “should,” “believes,” “expects,” “forecasts,” “anticipates,” “plans,” “estimates,” “targets,” “projects,” “intends” or similar expressions. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions in the global markets in which we operate; uncertainty and additional volatility in the global trade environment; our ability to successfully implement our business strategies and global transformation program and network optimization initiatives, including Network 2.0 and Tricolor, effectively respond to changes in market dynamics, and achieve the anticipated benefits of such strategies and actions; our ability to achieve our cost reduction initiatives and financial performance goals; the timing and amount of any costs or benefits or any specific outcome, transaction, or change (of which there can be no assurance), or the terms, timing, and structure thereof, related to our global transformation program and other ongoing reviews and initiatives; a significant data breach or other disruption to our technology infrastructure; our ability to successfully implement the FedEx Freight Spin-Off and achieve the anticipated benefits of such
- more -

transaction; damage to our reputation or loss of brand equity; our ability to meet our labor and purchased transportation needs while controlling related costs; failure of third-party service providers to perform as expected, or disruptions in our relationships with those providers or their provision of services to FedEx; the effect of any international conflicts or terrorist activities, including as a result of the current conflicts between Russia and Ukraine and in the Middle East; evolving or new U.S. domestic or international laws and government regulations, policies, and actions; changes in fuel prices or currency exchange rates, including significant increases in fuel prices as a result of the ongoing conflicts between Russia and Ukraine and in the Middle East and other geopolitical and regulatory developments; the effect of intense competition; our ability to match capacity to shifting volume levels; an increase in self-insurance accruals and expenses; failure to receive or collect expected insurance coverage; our ability to effectively operate, integrate, leverage, and grow acquired businesses and realize the anticipated benefits of acquisitions and other strategic transactions; noncash impairment charges related to our goodwill and certain deferred tax assets; the future rate of e-commerce growth; future guidance, regulations, interpretations, challenges, or judicial decisions related to our tax positions; labor-related disruptions; legal challenges or changes related to service providers contracted to conduct certain linehaul and pickup-and-delivery operations and the drivers providing services on their behalf and the coverage of U.S. employees at Federal Express Corporation under the Railway Labor Act of 1926, as amended; our ability to quickly and effectively restore operations following adverse weather or a localized disaster or disturbance in a key geography; the effects of a widespread outbreak of an illness or any other communicable disease or public health crises; any liability resulting from and the costs of defending against litigation; our ability to achieve or demonstrate progress on our goal of carbon-neutral operations by 2040; successful completion of planned stock repurchases; and other factors which can be found in FedEx Corp.’s and its subsidiaries’ press releases and FedEx Corp.’s filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended May 31, 2025. Any forward-looking statement speaks only as of the date on which it is made. We do not undertake or assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Media Contact:
Caitlin Maier
901-434-8100
mediarelations@fedex.com

Investor Relations Contact:
Jeni Hollander
901-818-7200
ir@fedex.com

- more -

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
TO GAAP FINANCIAL MEASURES

First Quarter Fiscal 2026 and Fiscal 2025 Results

The company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP” or “reported”). We have supplemented the reporting of our financial information determined in accordance with GAAP with certain non-GAAP (or “adjusted”) financial measures, including our adjusted first quarter fiscal 2026 and 2025 consolidated operating income and margin, income taxes, net income and diluted earnings per share and adjusted first quarter fiscal 2026 and 2025 Federal Express and FedEx Freight segment operating income and margin. These financial measures have been adjusted to exclude the effects of the following items (as applicable):

•Business optimization costs incurred in fiscal 2026 and 2025;
•Costs related to the planned spin-off of FedEx Freight incurred in fiscal 2026; and
•Costs related to the planned change in the company's fiscal year end incurred in fiscal 2026.

Our business optimization costs relate to the following transformation initiatives aimed to improve long-term profitability, drive efficiency within and between our transportation segments, lower our overhead and support costs, and transform our digital capabilities: our Network 2.0 program, the Europe workforce reduction plan, and DRIVE initiatives commenced in prior years. We incurred costs associated with these business optimization initiatives in the first quarter of fiscal 2026 and fiscal 2025. These costs were primarily related to professional services and severance.

In December 2024, FedEx announced that its Board of Directors had decided to pursue a full separation of FedEx Freight through the capital markets, creating a new publicly traded company. The transaction, which will be implemented through the spin-off of shares of the new company to FedEx stockholders, is expected to be tax-free for U.S. federal income tax purposes for FedEx stockholders. We incurred costs associated with the planned spin-off of FedEx Freight in the first quarter of fiscal 2026. These costs were primarily related to professional fees.

In January 2025, FedEx announced that its Board of Directors had approved a change in the company’s fiscal year end from May 31 to December 31, which will be effective June 1, 2026. We incurred costs associated with the planned fiscal year change in the first quarter of fiscal 2026. These costs were primarily related to professional fees.

Costs related to business optimization initiatives, the planned spin-off of FedEx Freight, and the planned fiscal year change are excluded from our first quarter fiscal
- more -

2026 and 2025 consolidated Federal Express segment and FedEx Freight segment non-GAAP financial measures, as applicable, because they are unrelated to our core operating performance and to assist investors with assessing trends in our underlying businesses.

The income tax effect of these costs is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment. The impact of these non-GAAP items on the company's effective tax rate represents the difference in the effective tax rate calculated with and without the non-GAAP adjustment.

We believe these adjusted financial measures facilitate analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of, or are unrelated to, the company's and our business segments' core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. These adjustments are consistent with how management views our businesses. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating the company's and each business segments' ongoing performance.

Our non-GAAP financial measures are intended to supplement and should be read together with, and are not an alternative or substitute for, and should not be considered superior to, our reported financial results. Accordingly, users of our financial statements should not place undue reliance on these non-GAAP financial measures. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. As required by SEC rules, the tables below present a reconciliation of our presented non-GAAP financial measures to the most directly comparable GAAP measures.

Fiscal 2026 Earnings Per Share and Effective Tax Rate Forecasts

Our fiscal 2026 EPS forecast is a non-GAAP financial measure because it excludes fiscal 2026 MTM retirement plans accounting adjustments and estimated costs related to business optimization initiatives, the planned spin-off of FedEx Freight, and the planned fiscal year change. Our fiscal 2026 ETR forecast is a non-GAAP financial measure because it excludes the effect of fiscal 2026 MTM retirement plans accounting adjustments.

We have provided these non-GAAP financial measures for the same reasons that were outlined above for historical non-GAAP measures. Costs related to business optimization initiatives, the planned spin-off of FedEx Freight, and the planned fiscal year change are excluded from our fiscal 2026 EPS forecast for the same reasons described above for historical non-GAAP measures.

- more -

We are unable to predict the amount of the MTM retirement plans accounting adjustments, as they are significantly affected by changes in interest rates and the financial markets, so such adjustments are not included in our fiscal 2026 EPS and ETR forecasts. For this reason, a full reconciliation of our fiscal 2026 EPS and ETR forecasts to the most directly comparable GAAP measures is impracticable. It is reasonably possible, however, that our fiscal 2026 MTM retirement plans accounting adjustments could have a material effect on our fiscal 2026 consolidated financial results and ETR.

The table included below titled “Fiscal 2026 Diluted Earnings Per Share Forecast” outlines the effects of the items that are excluded from our fiscal 2026 EPS forecast, other than the MTM retirement plans accounting adjustment.

First Quarter Fiscal 2026

FedEx Corporation

					Diluted Earnings Per Share
	Operating		Income Taxes[1]	Net Income[2]
Dollars in millions, except EPS	Income	Margin
GAAP measure	$1,186	5.3%	$310	$824	$3.46
Business optimization costs[3]	67	0.3%	15	52	0.22
FedEx Freight spin-off costs[4]	41	0.2%	10	33	0.14
Fiscal year change costs[5]	4	—%	1	3	0.01
Non-GAAP measure	$1,298	5.8%	$336	$912	$3.83

Federal Express Segment

	Operating
Dollars in millions	Income	Margin
GAAP measure	$1,138	6.0%
Business optimization costs	21	0.1%
FedEx Freight spin-off costs	1	—%
Fiscal year change costs	4	—%
Non-GAAP measure	$1,164	6.1%

FedEx Freight Segment

	Operating
Dollars in millions	Income	Margin
GAAP measure	$360	16.0%
FedEx Freight spin-off costs	9	0.4%
Non-GAAP measure	$369	16.3%

Note: tables may not sum to totals due to rounding.
- more -

First Quarter Fiscal 2025

FedEx Corporation

					Diluted Earnings Per Share
	Operating		Income Taxes[1]	Net Income[2]
Dollars in millions, except EPS	Income	Margin
GAAP measure	$1,080	5.0%	$262	$794	$3.21
Business optimization costs[3]	128	0.6%	30	98	0.39
Non-GAAP measure	$1,208	5.6%	$292	$892	$3.60

Federal Express Segment

	Operating
Dollars in millions	Income	Margin
GAAP measure	$953	5.2%
Business optimization costs	43	0.2%
Non-GAAP measure	$996	5.4%

Note: tables may not sum to totals due to rounding.
-more-

Fiscal 2026 Diluted Earnings Per Share Forecast

		Diluted Earnings Per Share
Dollars in millions, except EPS	Adjustments
Diluted earnings per share before MTM retirement plans accounting adjustments (non-GAAP)[6]		$14.20 to $16.00

FedEx Freight spin-off costs	$600
Business optimization	310
Fiscal year change costs	30
Total adjustments	$940
Income tax effect	(215)
Net of tax effect	$725	3.00

Diluted earnings per share with adjustments (non-GAAP)[6]		$17.20 to $19.00

Notes:

1 - Income taxes are based on the company’s approximate statutory tax rates applicable to each transaction.
2 - Effect of “total other (expense) income” on net income amount not shown.
3 - These expenses were recognized at Corporate, other, and eliminations, as well as Federal Express.
4 - These expenses were recognized at Corporate, other, and eliminations, FedEx Freight, as well as Federal Express.
5 - These expenses were recognized at Federal Express.
6 - The MTM retirement plans accounting adjustments, which are impracticable to calculate at this time, are excluded.

-more-

FEDEX CORP. FINANCIAL HIGHLIGHTS
First Quarter Fiscal 2026
(In millions, except earnings per share)
(Unaudited)

	Three Months Ended
	August 31, 2025	August 31, 2024	Percent Change
Revenue:
Federal Express segment	$19,116	$18,305	4
FedEx Freight segment	2,257	2,329	(3)
Other and eliminations(1)	871	945	(8)
Total Revenue	22,244	21,579	3
Operating Expenses:
Salaries and employee benefits	8,062	7,785	4
Purchased transportation	5,488	5,275	4
Rentals and landing fees	1,192	1,161	3
Depreciation and amortization	1,092	1,078	1
Fuel	873	1,075	(19)
Maintenance and repairs	843	829	2
Separation and other costs	45	—	NM
Business optimization costs	67	128	(48)
Other	3,396	3,168	7
Total Operating Expenses	21,058	20,499	3
Operating income (loss):
Federal Express segment	1,138	953	19
FedEx Freight segment	360	439	(18)
Corporate, other, and eliminations(1)	(312)	(312)	—
Total Operating Income	1,186	1,080	10
Other (Expense) Income:
Interest, net	(119)	(84)	42
Other retirement plans, net	60	49	22
Other, net	7	11	(36)
Total Other (Expense) Income	(52)	(24)	117
Income Before Income Taxes	1,134	1,056	7
Provision for Income Taxes	310	262	18
Net Income	$824	$794	4
Diluted Earnings Per Share	$3.46	$3.21	8
Weighted Average Common and
Common Equivalent Shares	238	247	(4)
Capital Expenditures	$623	$767	(19)

1 – Includes the FedEx Office, FedEx Logistics, and FedEx Dataworks operating segments.

-more-

FEDEX CORP. CONDENSED CONSOLIDATED BALANCE SHEETS

First Quarter Fiscal 2026
(In millions, except share data)

	August 31, 2025
	(Unaudited)	May 31, 2025
ASSETS
Current Assets
Cash and cash equivalents	$6,166	$5,502
Receivables, less allowances	11,516	11,368
Spare parts, supplies, and fuel, less allowances	604	602
Prepaid expenses and other	1,058	914
Total current assets	19,344	18,386
Property and Equipment, at Cost	88,126	87,622
Less accumulated depreciation and amortization	46,742	45,980
Net property and equipment	41,384	41,642
Other Long-Term Assets
Operating lease right-of-use assets, net	16,368	16,453
Goodwill	6,672	6,603
Other assets	4,648	4,543
Total other long-term assets	27,688	27,599
	$88,416	$87,627
LIABILITIES AND COMMON STOCKHOLDERS' INVESTMENT
Current Liabilities
Current portion of long-term debt	$883	$1,428
Accrued salaries and employee benefits	2,333	2,731
Accounts payable	4,223	3,692
Operating lease liabilities	2,591	2,565
Accrued expenses	5,494	4,995
Total current liabilities	15,524	15,411
Long-Term Debt, Less Current Portion	20,291	19,151
Other Long-Term Liabilities
Deferred income taxes	4,050	4,205
Pension, postretirement healthcare, and other benefit obligations	1,690	1,698
Self-insurance accruals	4,132	4,033
Operating lease liabilities	14,141	14,272
Other liabilities	817	783
Total other long-term liabilities	24,830	24,991
Commitments and Contingencies
Common Stockholders' Investment
Common stock, $0.10 par value, 800 million shares authorized	32	32
Additional paid-in capital	4,327	4,290
Retained earnings	41,538	41,402
Accumulated other comprehensive loss	(1,371)	(1,362)
Treasury stock, at cost	(16,755)	(16,288)
Total common stockholders' investment	27,771	28,074
	$88,416	$87,627
-more-

FEDEX CORP. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
First Quarter Fiscal 2026
(In millions)
(Unaudited)

	Three Months Ended
	August 31, 2025	August 31, 2024
Operating Activities:
Net income	$824	$794
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	1,092	1,078
Other, net	910	925
Changes in operating assets and liabilities, net	(1,110)	(1,610)
Cash provided by operating activities	1,716	1,187
Investing Activities:
Capital expenditures	(623)	(767)
Purchase of investments	(34)	(61)
Proceeds from sale of investments	30	13
Proceeds from asset dispositions and other investing activities, net	8	13
Cash used in investing activities	(619)	(802)
Financing Activities:
Proceeds from debt issuances	997	—
Principal payments on debt	(625)	(34)
Proceeds from stock issuances	18	404
Dividends paid	(345)	(339)
Purchases of common stock	(500)	(1,000)
Other	(5)	—
Cash used in financing activities	(460)	(969)
Effect of exchange rate changes on cash	27	26
Net increase (decrease) in cash and cash equivalents	664	(558)
Cash and cash equivalents at beginning of period	5,502	6,501
Cash and cash equivalents at end of period	$6,166	$5,943

-more-

FEDERAL EXPRESS SEGMENT FINANCIAL HIGHLIGHTS
First Quarter Fiscal 2026
(Dollars in millions)
(Unaudited)

	Three Months Ended
	August 31, 2025	August 31, 2024	Percent Change
Revenue:
Package:
U.S. priority	$2,767	$2,591	7
U.S. deferred	1,273	1,151	11
U.S. ground	8,654	8,056	7
Total U.S. domestic package revenue	12,694	11,798	8
International priority	2,258	2,206	2
International economy	1,354	1,360	—
Total international export package revenue	3,612	3,566	1
International domestic(1)	1,135	1,112	2
Total package revenue	17,441	16,476	6
Freight:
U.S.	303	569	(47)
International priority	595	526	13
International economy	528	463	14
Total freight revenue	1,426	1,558	(8)
Other	249	271	(8)
Total revenue	19,116	18,305	4
Operating expenses:
Salaries and employee benefits	6,516	6,201	5
Purchased transportation	5,073	4,801	6
Rentals and landing fees	1,013	986	3
Depreciation and amortization	954	935	2
Fuel	760	954	(20)
Maintenance and repairs	737	719	3
Separation and other costs	5	—	NM
Business optimization costs	21	43	(51)
Intercompany allocations	(233)	(187)	25
Other	3,132	2,900	8
Total operating expenses	17,978	17,352	4
Operating income	$1,138	$953	19
Operating margin	6.0%	5.2%	80	bp

1 – International Domestic revenue relates to international intra-country operations.

-more-

FEDERAL EXPRESS SEGMENT OPERATING HIGHLIGHTS
First Quarter Fiscal 2026
(Unaudited)

	Three Months Ended
	August 31, 2025	August 31, 2024	Percent Change
PACKAGE STATISTICS
Avg. daily package volume (ADV) (000s)(1):
U.S. priority	1,654	1,600	3
U.S. deferred	1,061	968	10
U.S. ground commercial	4,290	4,289	—
U.S. ground home delivery/economy	6,915	6,438	7
Total U.S. domestic ADV	13,920	13,295	5
International priority	562	622	(10)
International economy	518	491	5
Total international export ADV	1,080	1,113	(3)
International domestic(2)	1,806	1,823	(1)
Total ADV	16,806	16,231	4
Revenue per package (yield):
U.S. priority	$26.13	$25.30	3
U.S. deferred	18.76	18.59	1
U.S. ground	12.07	11.73	3
U.S. domestic composite	14.25	13.87	3
International priority	62.77	55.37	13
International economy	40.87	43.33	(6)
International export composite	52.27	50.06	4
International domestic(2)	9.81	9.53	3
Composite package yield	$16.22	$15.86	2
FREIGHT STATISTICS
Average daily freight pounds (000s):
U.S.	2,165	5,319	(59)
International priority	4,647	4,465	4
International economy	11,222	10,706	5
Total average daily freight pounds	18,034	20,490	(12)
Revenue per pound (yield):
U.S.	$2.18	$1.67	31
International priority	2.00	1.84	9
International economy	0.74	0.68	9
Composite freight yield	$1.24	$1.19	4
Operating weekdays	64	64	—
1 – ADV is calculated on a 5-day-per-week basis.
2 – International Domestic Statistics relate to international intra-country operations.

-more-

FEDEX FREIGHT SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS
First Quarter Fiscal 2026
(Dollars in millions)
(Unaudited)

	Three Months Ended
	August 31, 2025	August 31, 2024	Percent Change
FINANCIAL HIGHLIGHTS
Revenue	$2,257	$2,329	(3)
Operating expenses:
Salaries and employee benefits	975	984	(1)
Purchased transportation	201	203	(1)
Rentals	74	71	4
Depreciation and amortization	110	110	—
Fuel	113	121	(7)
Maintenance and repairs	81	82	(1)
Separation and other costs	9	—	NM
Intercompany charges	162	148	9
Other	172	171	1
Total operating expenses	1,897	1,890	—
Operating income	$360	$439	(18)
Operating margin	16.0%	18.8%	(280)	bp

OPERATING STATISTICS
Operating weekdays	64	64	—
Average daily shipments (000s):
Priority	62.0	62.9	(1)
Economy	28.0	29.1	(4)
Total average daily shipments	90.0	92.0	(2)
Weight per shipment (lbs):
Priority	933	956	(2)
Economy	907	868	4
Composite weight per shipment	925	928	—
Revenue per shipment:
Priority	$359.54	$363.97	(1)
Economy	408.05	408.60	—
Composite revenue per shipment	$374.62	$378.09	(1)
Revenue per hundredweight:
Priority	$38.54	$38.06	1
Economy	44.98	47.09	(4)
Composite revenue per hundredweight	$40.50	$40.73	(1)